Exhibit 16.1

BERNSTEIN & PINCHUK LLP
7 Penn Plaza, Suite 830
New York, NY 10001

January 7, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE: Collexis Holdings, Inc.

Ladies and Gentlemen:

We have read the statements made by Collexis Holdings, Inc. in Item 4.01 of the current report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2008. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ BERNSTEIN & PINCHUK LLP

BERNSTEIN & PINCHUK LLP